EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 11-K, into the Company's previously filed registration statements on Form S-8
(File Nos. 333-22035 and 333-17473), Form S-4 (File Nos. 33-60013 and
333-02671)and Form S-3 (File No. 33-5780).




ARTHUR ANDERSEN LLP




Chicago, Illinois,
June 29, 1998